Exhibit 99.1

For more information:

John Ritchie

Chief Financial Officer

Ubiquiti Networks

408.942.3085 ext 329

UBIQUITI NETWORKS REPORTS Q4 FISCAL 2012 RESULTS

•	Quarterly Revenues Increase by 40% Year-over-Year

•	Quarterly Non-GAAP Net Income Grows by 52% Year-over-Year

•	Quarterly Non-GAAP Diluted EPS of $0.30

•	Cash Increases by $27.9 Million

•	$100 Million Share Repurchase Program Announced

San Jose, Calif. — August 9, 2012 — Ubiquiti Networks, Inc. (NASDAQ:UBNT), a next-generation communications technology company, today announced results for the fourth quarter of fiscal 2012, ended June 30, 2012.

For the fourth quarter of fiscal 2012, Ubiquiti reported revenues of $94.9 million, an increase of 40% compared to revenues of $67.6 million for the same period the prior year. For the year ended June 30, 2012 Ubiquiti reported revenues of $353.5 million, an increase of 79% compared to revenues of $197.9 million in fiscal 2011.

For the fourth quarter of fiscal 2012, GAAP net income was $28.5 million, an increase of 57% compared to GAAP net income of $18.1 million for the same period the prior year. Non-GAAP net income was $27.9 million, an increase of 52% compared to $18.3 million for the same period last year.

For the year ended June 30, 2012, GAAP net income was $102.6 million, an increase of 106% compared to GAAP net income of $49.7 million for the same period the prior year. Non-GAAP net income was $102.6 million, an increase of 104% compared to $50.3 million for the same period last year.

The following table reconciles GAAP net income to non-GAAP net income and weighted-average shares used in computing net income (loss)per share of common stock-diluted to weighted-average shares used in computing non-GAAP Diluted EPS:

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data) (unaudited)
Net income	$28,485	$18,135	$102,589	$49,727
Stock-based compensation	461	276	1,493	952
Income from a coexistence licensing agreement	(1,500)	—	(1,500)	—
Tax effect of stock-based compensation and income from a coexistence licensing agreement	416	(111)	3	(381)

Non-GAAP net income	$27,862	$18,300	$102,585	$50,298

Weighted-average shares used in computing net income (loss) per share of common stock- diluted	94,168	62,652	83,460	66,907
Weighted-average dilutive effect of stock options and restricted stock units	—	3,905	2,695	—
Weighted-average shares of Series A preferred shares outstanding	—	36,035	7,607	36,035

Weighted-average shares used in computing non-GAAP diluted EPS (1)	94,168	102,592	93,762	102,942

Non-GAAP diluted EPS (1)	$0.30	$0.18	$1.09	$0.49

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and income from a coexistence licensing agreement and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

“Ubiquiti’s business model has translated into a unique combination of exceptional growth and industry-leading profitability fundamentals,” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks. “Our innovative research and development strategy, and the early success of our technology diversification into new platforms and markets, shows that we are only scratching the surface of the leverage and scalability inherent in our model. This past quarter our new platform growth continued, lead by Unifi, and momentum was further strengthened by the introduction of mFi, a revolutionary machine-to-machine communications technology platform.”

Added Mr. Pera: “The Ubiquiti brand is dominant in our markets and demand for our technology is stronger than ever. This dominance has led to an unfortunate side effect whereby a few previously terminated distributors setup counterfeit AirMax manufacturing operations. Although they have impacted our sales channel and caused some marketplace confusion, we have made substantial and tangible progress in diminishing their activities through a comprehensive legal strategy that has resulted in imprisonment, injunctions, and asset freezes of the counterfeiters. In addition, Ubiquiti has implemented sophisticated anti-counterfeit manufacturing processes to substantially protect all of our new platforms and new AirMax products against any future counterfeit attempts.”

Share Repurchase Program

Ubiquiti today announced that its Board of Directors has authorized the company to repurchase as much as $100 million of Company common stock. The Company is authorized to repurchase shares of its outstanding common stock on the open market or in privately negotiated transactions. The share repurchase program will be funded from existing cash on hand and from the proceeds related to amended term loan and revolving credit line agreements. We expect the share repurchase program will commence Monday, August 13, 2012.

Business Outlook

Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company’s fiscal first quarter ending September 30, 2012:

•	Revenues of $62 million to $70 million

•	GAAP Diluted EPS of $0.14 to $0.17

•	Non-GAAP Diluted EPS of $0.14 to $0.17

•

We believe that the amount of counterfeited goods, combined with the impact it has on our distributor’s inventory and the purchasing patterns of our customers, will impact our business outlook for the next two fiscal quarters.

•	Ubiquiti has taken comprehensive legal actions to stop the counterfeiters and minimize the impact of their activities.

Conference Call

Ubiquiti Networks will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of UBIQUITI NETWORKS’s website at www.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks is a next-generation communications technology company bridging the digital divide between emerging and developed markets by fundamentally changing the economics and complexity of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. For more information visit http://www.ubnt.com/.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense, income from a coexistence licensing agreement and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three and twelve months ended June 30, 2012 and 2011 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, potential of new technology platforms, effect of anti-counterfeit manufacturing processes, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors inventory management practices and general economic conditions; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; if we fail to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; if the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the period ended March 31, 2012 and other filings filed with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks’ Investor Relations Department, attn: John Ritchie by phone at 408.942.3085 ext. 329 or by email at investor.relations@ubnt.com or Ubiquiti Networks’ Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
Revenues	$94,868	$67,554	$353,517	$197,874
Cost of revenues	53,827	39,517	202,514	117,062

Gross profit	41,041	28,037	151,003	80,812

Operating expenses:
Research and development	5,028	3,336	16,699	11,374
Sales, general and administrative	1,953	2,051	9,012	7,358

Total operating expenses	6,981	5,387	25,711	18,732

Income from operations	34,060	22,650	125,292	62,080
Interest income (expense) and other, net	(133)	29	(1,269)	79

Income before provision for income taxes	33,927	22,679	124,023	62,159
Provision for income taxes	5,442	4,544	21,434	12,432

Net income	$28,485	$18,135	$102,589	$49,727
Preferred stock cumulative dividend and accretion of cost of preferred stock	—	(27,518)	(112,431)	(42,068)
Less allocation of net income to participating preferred stockholders	—	—	—	(2,784)

Net income (loss) attributable to common stockholders—basic	$28,485	$(9,383)	$(9,842)	$4,875
Undistributed earnings re-allocated to common stockholders	—	—	—	103

Net income (loss) attributable to common stockholders—diluted	$28,485	$(9,383)	$(9,842)	$4,978

Net income (loss) per share of common stock:
Basic	$0.31	$(0.15)	$(0.12)	$0.08

Diluted	$0.30	$(0.15)	$(0.12)	$0.07

Weighted average shares used in computing net income (loss) per share of common stock:
Basic	91,958	62,652	83,460	63,092

Diluted	94,168	62,652	83,460	66,907

Ubiquiti Networks Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
Net income	$28,485	$18,135	$102,589	$49,727
Stock-based compensation:
Cost of revenues	43	10	117	30
Research and development	177	94	542	285
Sales, general and administrative	241	172	834	637
Income from a coexistence licensing agreement	(1,500)	—	(1,500)	—
Tax effect of stock-based compensation and income from a coexistence licensing agreement	416	(111)	3	(381)

Non-GAAP net income	$27,862	$18,300	$102,585	$50,298

Non-GAAP diluted EPS (1)	$0.30	$0.18	$1.09	$0.49

Weighted-average shares used in non-GAAP diluted EPS (1)	94,168	102,592	93,762	102,942

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation and income from a coexistence licensing agreement, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.

Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
Weighted-average shares used in computing net income(loss) per share of common stock- diluted	94,168	62,652	83,460	66,907
Add back:
Weighted-average dilutive effect of stock options and restricted stock units	—	3,905	2,695	—
Weighted-average shares of Series A preferred shares outstanding	—	36,035	7,607	36,035

Weighted-average shares used in computing non-GAAP diluted EPS	94,168	102,592	93,762	102,942

Ubiquiti Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,
	2012	2011(1)
Assets
Current assets:
Cash and cash equivalents	$122,060	$76,361
Accounts receivable, net	75,644	39,811
Inventories	7,734	5,663
Deferred costs	—	881
Prepaid expenses and other current assets	1,577	5,386

Total current assets	207,015	128,102
Property and equipment, net	4,471	1,022
Intangible assets	748	—
Long-term deferred tax asset	1,114	324
Other long–term assets	388	2,230

Total assets	$213,736	$131,678

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,450	$14,758
Customer deposits	235	1,675
Deferred revenues	805	1,734
Income taxes payable	8,673	4,428
Debt – short-term	6,968	—
Other current liabilities	17,031	15,206

Total current liabilities	60,162	37,801
Long–term deferred tax liabilities	—	1,870
Debt – long-term	22,623	—
Other long–term liabilities	—	32

Total liabilities	82,785	39,703

Redeemable convertible preferred stock	—	145,847

Stockholders’ deficit:
Common stock	92	63
Additional paid–in capital	128,981	545
Treasury stock	(69,515)	(69,515)
Retained earnings	71,393	15,035

Total stockholders’ deficit	130,951	(53,872)

Total liabilities, convertible preferred stock and stockholders’ deficit	$213,736	$131,678

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2011.

Ubiquiti Networks Inc.

Revenue by Product Category and Geographical Area

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
Revenue by Product Category
AirMax	$58,991	$41,960	$223,743	$113,001
New platforms	12,591	1,583	29,465	2,513
Other systems	10,759	11,339	52,086	44,884

Systems	82,341	54,882	305,294	160,398
Embedded radio	2,032	4,093	10,056	14,762
Antennas/other	10,495	8,579	38,167	22,714

Total revenues	$94,868	$67,554	$353,517	$197,874

Revenue by Geographical Area
North America	$25,281	$22,010	$88,309	$61,920
South America	16,574	18,278	88,325	50,824
Europe, the Middle East and Africa	38,957	21,866	130,494	68,297
Asia Pacific	14,056	5,400	46,389	16,833

Total revenues	$94,868	$67,554	$353,517	$197,874

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP dilutedearnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense, income from a coexistence licensing agreement and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Income from a coexistence licensing agreement

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS”included in this press release.